Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 19, 2026, relating to the financial statements of Berto Acquisition Corp. II as of December 31, 2025, and for the period from July 15, 2025 (inception) through December 31, 2025, appearing in the Registration Statement on Amendment No. 1 to Form S-1 (No. 333-295343).

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

May 14, 2026